UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 15, 2011

CKX, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-17436	27-0118168
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Madison Avenue, New York, New York		10022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-838-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 15, 2011, CKX, Inc. (the "Company") entered into an amendment and restatement of its existing credit facility (the "Amended Credit Facility"). Pursuant to the terms of the Amended Credit Facility, the Company paid down and agreed to a permanent reduction of commitments in an aggregate principal amount of $40.0 million, which reduced the total outstanding balance to $60.0 million. The Company had previously agreed to a reduction of the commitments from $150.0 million to $100.0 million. The Amended Credit Facility also extended the maturity date of the loans thereunder such that the Company is required to repay in full all amounts outstanding under the Amended Credit Facility on or before September 30, 2012. Under the terms of the Amended Credit Facility, the Company is required to make quarterly principal payments of $2.0 million beginning on June 30, 2011.

Eurodollar loans under the Amended Credit Facility bear interest at a rate of LIBOR, plus a margin of 300 basis points. Alternatively, base rate loans under the Amended Credit Facility bear interest at a rate equal to the greater of (i) the prime rate, (ii) the federal funds rate, plus 50 basis points or (iii) the Eurodollar rate for a Eurodollar loan with a one-month interest period plus 100 basis points, in each case, plus a margin of 200 basis points. The interest rates in the Amended Credit Facility were modestly increased from those in the original credit facility, reflecting changes in market conditions.

The Amended Credit Facility contains certain financial covenants, including a maximum Leverage Ratio of 2.0 to 1.0, which is more restrictive than the ratio contained in the original credit facility, and (b) a minimum EBITDA to interest expense ratio. Under the terms of the Amended Credit Facility, EBITDA is defined as consolidated net income plus income tax expense, interest expense, depreciation and amortization expense, extraordinary charges, other agreed-upon items, and non-cash charges and minus interest income, extraordinary gains and any other non-cash income. The Amended Credit Facility contains affirmative and negative covenants applicable to the Company and its subsidiaries, including but not limited to restrictions on incurrence of debt, liens, assets sales and other dispositions, acquisitions, investments and joint ventures, payments of cash dividends and capital expenditures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in "Item 1.01 — Entry into a Material Definitive Agreement" is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

10.1 Amended and Restated Credit Agreement, dated as of April 15, 2011, by and between CKX, Inc., the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative and collateral agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKX, Inc.

April 21, 2011	By:	Kelly S. Pontano

Name: Kelly S. Pontano
Title: Senior Counsel and Vice President

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of April 15, 2011, by and between CKX, Inc., the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative and collateral agent